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                                                                     Exhibit 8.1

               [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                August __, 2000



InfoSpace, Inc.
601 108th Avenue, N.E.
Suite 1200
Bellevue, Washington 98004

Ladies and Gentlemen:

     We have acted as counsel to InfoSpace, Inc. a Delaware corporation ("InfoSpace") in connection with the proposed merger (the "Merger") among InfoSpace, Giants Acquisition Corp., a Delaware corporation and wholly-owned transitory merger subsidiary of InfoSpace ("Merger Sub"), and Go2Net, Inc., a Delaware corporation ("Go2Net") pursuant to an Agreement and Plan of Reorganization dated as of July 26, 2000, (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of InfoSpace which includes the Joint Proxy Statement/Prospectus of Go2Net and InfoSpace (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

     For the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto): (i) the Merger Agreement; (ii) those certain tax representation letters dated August __, 2000, delivered to us by InfoSpace, Merger Sub, and Go2Net containing certain representations of InfoSpace, Merger Sub and Go2Net (the "Tax Representation Letters"); and (iii) such other instruments and documents related to the formation, organization and operation of InfoSpace, Merger Sub and Go2Net and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that: (i) original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof; (ii) all representations, warranties and statements made or agreed to by InfoSpace, Merger Sub, Go2Net, and their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times; (iii) all
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covenants contained in the Merger Agreement (including exhibits thereto) and the
Tax Representation Letters are performed without waiver or breach of any material provision thereof; (iv) the Merger will be reported by InfoSpace and Go2Net on their respective federal income tax returns in a manner consistent with the opinion set forth below; and (v) any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

     Based on the foregoing and subject to the limitations, qualifications, assumptions, and caveats set forth herein, and the limitations, qualifications, assumptions, and caveats set forth in the portion of the Registration Statement captioned "The Merger - Material United States federal income tax considerations", we are of the view that the discussion in the five bullet points contained in the Registration Statement under the caption "The Merger - Material United States federal income tax considerations" fairly presents the material current United States federal income tax consequences generally applicable to the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events.

     No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

     This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. Our conclusions are based on the Internal Revenue Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     In rendering this opinion, we have assumed that Hutchins, Wheeler & Ditmar, A Professional Corporation has delivered, and has not withdrawn, an opinion that is substantially similar to this one. No opinion is expressed as to any federal income tax consequences of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and

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regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,



                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

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